Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
EnerTeck Corporation
Houston, Texas

We consent to the incorporation by reference in the Registration Statement No. 333-125814 on Form S-8 of EnerTeck Corporation, of our report dated March 8, 2006 with respect to the financial statements of EnerTeck Corporation included in this Annual Report on Form 10-KSB for the year ended December 31, 2005.

Malone & Bailey, PC
Houston, Texas

April 10, 2006